Exhibit 10.6
                                            (Translated from Dutch into English)

                                    AGREEMENT
                             dated November 30, 2005


BETWEEN :      N.V. CYTEC SURFACE SPECIALTIES
               Square Marie Curie 11
               1070 Brussels

               Represented by Mr. Shane Flemming, President Cytec Specialty Chemicals, acting in his capacity of legal representative

               Hereinafter referred to as "the Company"


AND :          Mr. Benoit VAN ASSCHE, having his residence at
               Hof ter Weerdestraat 16
               1850 Grimbergen

               Hereinafter referred to as "Mr. Van Assche"



IT HAS BEEN AGREED AS FOLLOWS :


Article 1
---------

The employment agreement of Mr. Van Assche is terminated by the Company with immediate effect on November 30, 2005. As of this date, Mr. Van Assche is no longer a member of the personnel of the Company and he is exempted from performance of any work for the Company.


Article 2
---------

This agreement is a settlement agreement in the sense of the articles 2044 and following of the Civil Code.


Article 3
---------

At the latest within the 30 days following November 30, 2005 the Company shall pay the following amounts to Mr. Van Assche :

     -    the 13th month 2005 on a prorated basis (11/12) ;
     -    the legally due holiday pay by departure ;
     - the legally due holiday pay for the non-taken holiday days of 2005, which have been fixed at 17,5 days.

At the latest within the same period, the Company will deliver to Mr. Van Assche all legally due documents related to the termination of the employment agreement (including the C4-document mentioning as reason of unemployment "reorganisation of the management").


Article 4
---------

At the latest on December 31, 2005, the Company will pay to Mr. Van Assche an indemnity in lieu of notice equal to a gross amount of 658.794,42 EUR corresponding to 20 months of remuneration.

The employee social security contributions and the company tax withholdings will be deducted from the above mentioned amount.


Article 5
---------

Mr. Van Assche agrees and hereby accepts the notice period that has been taken into account for the calculation of the indemnity in lieu of notice, the amount of that indemnity and its computation basis.


Article 6
---------

Mr. Van Assche is well-informed about the fact that the obligations applicable to him by virtue of article 17, 3(degree) of the Law on Employment Contracts dated July 3, 1978, remain into force after the termination of the employment contract.

He will thus refrain from making known, making public or making known as far as they weren't part of the public domain yet, factory secrets, business secrets and secrets concerning personal and confidential matters, which he would have been informed about, directly or indirectly.

These  secrets   include   especially,   but  without   limitation,   processes,
manufacturing processes, plans, drafts, agreements, technical, commercial, accounting and other confidential information.

He will also continue to refrain from performing or collaborating to any action of unfair competition.


Article 7
---------

Mr. Van Assche may, at the Company's expense, use the services of Deloitte & Touch or any other equivalent advisor appointed by the Company for the completion of his tax form for the incomes of 2005.

Article 8
---------

The Company renounces to the application of the non-competition clause included in the employment agreement.


Article 9
---------

Mr. Van Assche will, at first request, resign as member of the board of directors of the companies of the Cytec-group where he presently exercises such mandates.

The Company hereby commits itself that the concerned company(ies) will immediately do the necessary legal obligations and/or formalities that might apply in such case (including the publications and the possible replacement of Mr. Van Assche).

On the basis of the information that is, up to the present date, known by the shareholders of the Company, the Company, it its quality of shareholder, will give to Mr. Van Assche a provisional discharge for the execution of al his mandates as a director of companies of the Cytec-group (and the Company commits itself for the other affiliated companies which are shareholders of the companies where Mr. Van Assche is or was a member of the board of directors), it being understood that the definite discharge can only be given by the next General Assembly of the shareholders that will examine the annual accounts.

The Company will, as far as such amounts wouldn't be covered by the insurance agreements subscribed by the Cytec-Group, cover the cost of the legal defence of Mr. Van Assche and the possible financial consequences of any condemnation relative to claims towards Mr. Van Assche that already exist or that could arise and find their cause in the execution of the functions and/or mandates of Mr. Van Assche within the companies of the Cytec-group. This engagement does not apply in case of fraud or serious cause of Mr. Van Assche.


Article 10
----------

Under condition of the full respect of the present agreement, the parties acknowledge that all their rights have been fulfilled and waive any other right or claim that exists or that could arise as a consequence of, or on the occasion of the agreement that existed between them or the termination of it.

This waiver of Mr. Van Assche applies to the Company in particular as well as all other companies of the Cytec-group.

The Company commits itself that this renunciation related to Mr. Van Assche also applies to all other companies of the Cytec-group.

Article 11
----------

Moreover, both parties renounce to invoke any legal or factual error as well as any omission related to the existence and/or the extent of their rights.



Made at Brussels on November 30, 2005, in 2 originals, each party acknowledging having received a copy.



For the N.V. CYTEC SURFACE                                Mr. Benoit VAN ASSCHE
SPECIALTIES


/s/ Shane Flemming                                        /s/ Benoit Van Assche
------------------                                        ---------------------
Shane Flemming
President Cytec Specialty Chemicals
Duly represented

                                                   Mr. Benoit VAN
                                                   ASSCHE Hof ter
                                                   Weerdestraat 16
                                                   1850 Grimbergen



                                                   Brussels, November 30, 2005


Dear Mister Van Assche,


In addition to the settlement agreement that we have concluded with you today, the N.V. Cytec Surface Specialties hereby assures that you will receive, in connection with your mandates in the foreign companies of the Cytec-Group, a global gross amount of 445.000 EUR. This payment will be done as full and final payment related to your mandates as member of the boards of directors within the Cytec-group en will take place before December 31, 2007.

In case of a total or partial absence of payment of the above mentioned amount at the above mentioned date, the N.V. Cytec Surface Specialties will pay you a gross amount of 445.000 EUR, or the balance of it, at the latest on December 31, 2007. The legal withholdings, if applicable, will be deducted from this amount.

We hereby also confirm that you may use, at the Company's expense, the services of Deloitte & Touch or any other equivalent advisor appointed by the N.V. Cytec Surface Specialties for the completion of your tax forms in the different relevant jurisdictions for the incomes of the year 2005, 2006 and 2007.

This letter is an addendum to the settlement agreement that we have concluded today and is integrally part of it.

This letter is made up in two copies, one for each party. We invite you to sign one copy of this letter for approval.

Sincerely,

For the N.V. Cytec Surface Specialties

/s/ Shane Fleming
-----------------
Shane FLEMING
President Cytec Specialty Chemicals
Properly represented
                                                     For approval,
                                                     /s/ Benoit Van Assche
                                                     ---------------------
                                                     Benoit VAN ASSCHE

                                                     Mr. Benoit VAN
                                                     ASSCHE Hof ter
                                                     Weerdestraat 16
                                                     1850 Grimbergen



                                                     Brussels, November 30, 2005


Dear Mister Van Assche,


In addition to the settlement agreement that we have concluded with you today, the following is hereby agreed concerning the group insurance contracts applicable to your situation :

1. Concerning the group insurance contract "AXA Groepsverzekering Voorzorgsplan voor de aangeslotene categorie bestaande uit de leden van het Uitvoerend Comite inclusief de CEO van de nv Cytec Surface Specialties", with number : 07.3705.

     The N.V. Cytec Surface Specialties will pay, in your favour, to the group insurance company before December 31, 2005 a gross amount of 673.898,95 EUR (tax on insurance contracts and social security contributions excluded) as extra-legal pension premium for the period covered by the indemnity in lieu of notice which has been granted to you (20 months) and the period of your employment during the year 2005 (11 months).


2.   Concerning the group insurance contract with Fortis AG, with number :
     __________________ ;


     As provided, the N.V. Cytec Surface Specialties signs the group insurance contract (cf. addendum 1) with effect on the 1st of March 2005. It is guaranteed to you that, at the age of 60, you will be entitled to the payment of a gross pension capital of 3.672.544 EUR, including the part built by your own contributions before the first of March 2005 at AXA, corresponding at 391.033 EUR. The acquired reserves are, on the date of 30th November 2005, estimated at 3.611.419 EUR (cf. enclosed calculation note of Towers Perrin as addendum 2). We also noted that you agree with the fact that we will deduct the contributions which you are still indebted (namely 5.986,25 EUR) from the net amount of the indemnity in lieu of notice which has been granted to you.

     We noted your wish to place the acquired reserves, from December 1, 2005, in a specific structure in order to benefit from a decease coverage as from December 1, 2005. N.V. Cytec Surface Specialties gives immediately the necessary instructions to the concerned insurance company.

This letter is an addendum to the settlement agreement that we have concluded today and is integrally part of it.

This letter is made up in two copies, one for each party. We invite you to sign one copy of this letter for approval.

Sincerely,

For the N.V. Cytec Surface Specialties

/s/ Shane Fleming
-----------------
Shane FLEMING
President Cytec Specialty Chemicals
Duly represented
                                                        For approval,
                                                        /s/ Benoit Van Assche
                                                        ---------------------
Addenda : 2                                             Benoit VAN ASSCHE